UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 4, 2015

BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 4, 2015, BG Staffing, Inc. (the “Company”), Taglich Brothers, Inc. (“Taglich”), and National Securities Corporation (“NSC”) entered into a Placement Agent Agreement pursuant to which Taglich is acting as placement agent in connection with the offer and sale (the “Offering”) by the Company of up to an aggregate of 636,500 shares (the “Shares”) of the Company’s common stock for a purchase price of $11.00 per share, or an aggregate of approximately $7 million in gross proceeds. The Company has agreed to pay Taglich a commission of 6% of the gross proceeds of the Offering, or an aggregate of approximately $420,000.  The Company also has agreed to reimburse Taglich for expenses in an amount not to exceed $75,000, representing fees of Taglich’s legal counsel. The form of Placement Agent Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by this reference, and the description of the material terms of the Placement Agent Agreement is qualified in its entirety by reference to the full text of Exhibit 10.2. The Shares will be sold pursuant to Subscription Agreements between the Company and the various investors purchasing the Shares in the Offering. The form of Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference, and the description of the material terms of the Subscription Agreement is qualified in its entirety by reference to the full text of Exhibit 10.1.

Under the rules of the Financial Industry Regulatory Authority, or FINRA, Taglich has a conflict of interest in offering the Company’s shares of common stock since certain of Taglich’s affiliates beneficially own approximately 13.8% of the Company’s common stock. Specifically, Michael N. Taglich, who beneficially owns approximately 7.8% of the Company’s common stock, is a principal and the president and chairman of Taglich, and Robert F. Taglich, who beneficially owns approximately 6.0% of the Company’s common stock, is a principal and a managing director of Taglich. Moreover, Douglas E. Hailey, who is an employee of Taglich Brothers, Inc. and owns 80% of the equity of Taglich Private Equity LLC, and Richard L. Baum, Jr., an independent contractor for Taglich Private Equity LLC and owner of 10% of the equity of Taglich Private Equity LLC, are members of the Company’s board of directors. Accordingly, the offering was made in compliance with the applicable provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter” as defined in FINRA Rule 5121(f)(12) participate in the preparation of the registration statement and prospectus and exercise its usual standards of due diligence in respect thereto.   NSC assumed the responsibilities of acting as the qualified independent underwriter in the Offering and has undertaken the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), specifically including those inherent in Section 11 thereunder.  NSC will receive $50,000 in cash as compensation and up to $1,000 of expense reimbursement for serving as qualified independent underwriter.  The amount we are obligated to compensate NSC will be reduced if the gross proceeds of the Offering are less than $7 million. The Company has agreed to indemnify National Securities Corporation against certain liabilities incurred in connection with acting as a qualified independent underwriter, including certain liabilities under the Securities Act.

The closing of the Offering is expected to take place on May 6, 2015, subject to the satisfaction of customary closing conditions.

The Shares are being offered and sold pursuant to a prospectus, dated January 7, 2015, a prospectus supplement, dated May 4, 2015, and the Company’s registration statement on Form S-3 (Registration No. 333-201178), which was declared effective by the Securities and Exchange Commission on January 7, 2015.

Item 2.02	Results of Operations and Financial Condition.

On May 5, 2014, BG Staffing, Inc. (the "Company") issued a press release regarding its financial results for the quarter ended March 29, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 5, 2015, we issued a press release with respect to the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Company will present on May 5, 2015 at the 12th Annual Small Cap Equity Conference in New York City sponsored by Taglich Brothers, Inc. A copy of the presentation is furnished herewith as Exhibit 99.3 and is incorporated herein by reference. The presentation materials may be found on the Company's website at www.bgstaffing.com.

The information contained in Items 2.02 and 7.01 (and the exhibits to this Current Report on Form 8-K referenced therein) Current Report and the accompanying exhibits and the accompanying exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Norton Rose Fulbright US LLP
10.1	Form of Subscription Agreement between the Company and the investors party thereto
10.2	Placement Agent Agreement between the Company, Taglich Brothers, Inc., and National Securities Corporation
23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1 hereto)
99.1	Earnings release, dated May 5, 2015
99.2	Press release, dated May 5, 2015
99.3	Presentation materials, dated May 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date:	May 5, 2015		/s/ Michael A. Rutledge
		Name: Title:	Michael A. Rutledge Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Norton Rose Fulbright US LLP
10.1	Form of Subscription Agreement between the Company and the investors party thereto
10.2	Placement Agent Agreement between the Company, Taglich Brothers, Inc., and National Securities Corporation
23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1 hereto)
99.1	Earnings release, dated May 5, 2015
99.2	Press release, dated May 5, 2015
99.3	Presentation materials, dated May 5, 2015